Exhibit 99.1

Ceridian Reports Third Quarter 2020 Results

•	Dayforce recurring services revenue of $122.7 million, up 12.2% year-over-year, both on a GAAP and a constant currency basis.
•	Excluding float revenue, Dayforce recurring services revenue of $115.1 million, up 17.9% year-over-year, both on a GAAP and a constant currency basis.
•	Dayforce revenue of $157.8 million, up 9.8% year-over-year, both on a GAAP and a constant currency basis.
•	Excluding float revenue, Dayforce revenue of $150.2 million, up 13.9% year-over-year, both on a GAAP and a constant currency basis.
•

Cloud recurring services gross margin of 70.4%, an increase of 20 basis points year-over-year, and excluding float revenue, Cloud recurring service gross margin of 68.3%, an increase of 190 basis points year-over-year.

•	Net loss of $0.8 million, down $63.5 million, primarily due to a one-time tax benefit of $65.8 million related to the release of our valuation allowance in the third quarter of 2019.
•

Adjusted EBITDA of $33.2 million as compared to $46.4 million in the third quarter of 2019, and excluding float revenue, Adjusted EBITDA was $22.6 million as compared to $28.1 million in the third quarter of 2019.

Minneapolis, MN and Toronto, ON, November 5, 2020 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (“HCM”) software company, announced today its financial results for the third quarter ended September 30, 2020. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

“I am pleased to report that we delivered strong results in the third quarter across key measures of the business, exceeding our guidance for Dayforce recurring revenue, total revenue, and Adjusted EBITDA,” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “We remain focused on our growth agenda, and we believe we are well positioned to take advantage of changing market dynamics to capture market share and to grow profitability.”

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.33, with a daily range of $1.30 to $1.36, for the three months ended September 30, 2020, compared to $1.32, with a daily range of $1.30 to $1.33, for the three months ended September 30, 2019. As of September 30, 2020, the U.S. dollar to Canadian dollar foreign exchange rate was $1.33. To present the performance of the business excluding the effect of foreign currency rate fluctuations, the Company presents revenue on a constant currency basis, which we believe is useful to management and investors. We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Financial Highlights for the Third Quarter 2020

The financial highlights below are on a year-over-year basis, unless otherwise stated.

Dayforce Revenue

•	Dayforce recurring services revenue was $122.7 million for the third quarter of 2020, an increase of 12.2%, both on a GAAP and a constant currency basis.
•	Excluding float revenue, Dayforce recurring services revenue was $115.1 million for the third quarter of 2020, an increase of 17.9%, both on a GAAP and a constant currency basis.
•	Dayforce revenue was $157.8 million for the third quarter of 2020, an increase of 9.8%, both on a GAAP and a constant currency basis.
•	Excluding float revenue, Dayforce revenue was $150.2 million for the third quarter of 2020, an increase of 13.9%, both on a GAAP and a constant currency basis.

Revenue

•	Cloud revenue, which includes both Dayforce and Powerpay, was $176.7 million for the third quarter of 2020, an increase of 6.8%, both on a GAAP and a constant currency basis.
•	Excluding float revenue, Cloud revenue was $167.2 million for the third quarter of 2020, an increase of 10.9%, or 11.0% on a constant currency basis.
•	Total revenue, which includes revenue from both our Cloud and Bureau solutions, was $204.4 million for the third quarter of 2020, an increase of 1.0%, or 1.1% on a constant currency basis.
•	Excluding float revenue, total revenue was $193.8 million for the third quarter of 2020, an increase of 5.3%, or 5.4% on a constant currency basis.

Gross Margin

•	Total gross margin of 37.5% for the third quarter of 2020, compared to 43.9%.
•

Cloud recurring services gross margin improved to 70.4% for the third quarter of 2020, compared to 70.2%, and excluding float revenue, Cloud recurring service gross margin improved to 68.3% for the third quarter of 2020, compared to 66.4%.

•	Professional services and other gross margin declined to (10.7)% for the third quarter of 2020, compared to (7.7)%.

Net (Loss) Income and Net (Loss) Income Per Share

•

Net loss was $0.8 million for the third quarter of 2020, compared to net income of $62.7 million. Net income for the third quarter of 2019 included a one-time tax benefit of $65.8 million related to the release of our valuation allowance. Adjusted net income was $17.7 million for the third quarter of 2020, compared to $17.0 million.

•

Diluted net loss per share was $(0.01) for the third quarter of 2020, compared to diluted net income per share of $0.42. Adjusted diluted net income per share was $0.12 for the third quarter of 2020, compared to $0.11. Diluted weighted average common shares outstanding were 147.1 million and 149.2 million for the third quarter of 2020 and 2019, respectively.

Adjusted EBITDA

•	Adjusted EBITDA declined 28.4% to $33.2 million for the third quarter of 2020, compared to $46.4 million.
•	Excluding float revenue, Adjusted EBITDA declined 19.6%.

Balance Sheet

•	Cash and equivalents were $554.6 million as of September 30, 2020, compared to $281.3 million as of December 31, 2019.
•

Total debt was $964.9 million as of September 30, 2020, an increase of $287.8 million, compared to $677.1 million as of December 31, 2019. On April 2, 2020, in light of the uncertainty and volatility in the global financial markets resulting from the COVID-19 pandemic, we elected to borrow $295.0 million under our revolving credit facility as a precautionary measure to increase our cash position and to preserve financial flexibility.

Dayforce Live Customer Count

•

4,704 Dayforce customers were live on the Dayforce platform as of September 30, 2020, a net increase of 535 customers, compared to 4,169 Dayforce customers as of September 30, 2019, and a net increase of 101 customers, compared to 4,603 as of June 30, 2020.

•

Excluding float revenue, the impact of lower employment levels due to the COVID-19 pandemic, and on a constant currency basis, Dayforce revenue per customer was $129,719 for the trailing twelve months ended September 30, 2020, an increase of 13.1% from $114,704 for the trailing twelve months ended September 30, 2019.

Business Outlook

Based on information available to us as of November 5, 2020, we are issuing the following guidance for the fourth quarter of 2020:

•

Dayforce recurring services revenue of $128 million to $129 million, or an increase of approximately 12% to 13% on both a GAAP and constant currency basis. Excluding float revenue, Dayforce recurring services revenue is expected to grow approximately 18% to 19% on both a GAAP and constant currency basis.

•

Dayforce revenue of $167 million to $169 million, or an increase of approximately 5% to 6% on both a GAAP and constant currency basis. Excluding float revenue, Dayforce revenue is expected to grow approximately 9% to 10% on both a GAAP and constant currency basis.

•

Cloud revenue of $189 million to $192 million, or an increase of approximately 3% to 4% on both a GAAP and constant currency basis. Excluding float revenue, Cloud revenue is expected to grow approximately 6% to 8% on both a GAAP and constant currency basis.

•

Total revenue of $215 million to $219 million, or a decline of approximately 3% to 1% on both a GAAP and constant currency basis. Excluding float revenue, total revenue is expected to grow approximately 1% to 3% on both a GAAP and constant currency basis.

•	Float revenue of approximately $6 million within Dayforce revenue, $8 million within Cloud revenue, and $9 million within total revenue.
•	Adjusted EBITDA of $30 million to $34 million.

We expect Dayforce recurring services revenue growth, excluding float revenue and on a constant currency basis, to be above 19% in the first quarter of 2021 compared to the first quarter of 2020, including an anticipated $1 million to $2 million of improvement from increased customer employment levels.

Our fourth quarter 2020 guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.32, compared to an average rate of $1.32 in the fourth quarter of 2019. We have not reconciled the Adjusted EBITDA range for the fourth quarter of 2020 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Conference Call Details

Ceridian will release third quarter 2020 earnings after the close of regular market trading on Thursday, November 5, 2020.

A live Zoom Video Webinar of the event can be accessed at 5:00 p.m. Eastern Time that same day through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_ZdpRsaJSRoCfhHkkF3zlcQ. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and revenue on a constant currency basis. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, as adjusted to exclude gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income, as adjusted to exclude release of the valuation allowance, gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges, all of which are adjusted for the effect of income taxes. Management believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

In evaluating Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue on a constant currency basis to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which we believe is useful to management and investors. We calculate revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Dayforce revenue per customer is calculated on a constant currency basis by applying the prior year average exchange rate to all comparable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to fourth quarter 2020 and fiscal 2021, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following:

•	the impact of the Coronavirus disease 2019 (“COVID-19”) pandemic on our business, operations, and financial results;
•	our inability to attain or to maintain profitability;
•	significant competition for our solutions;
•	our inability to continue to develop or to sell our existing Cloud solutions;
•	our inability to manage our growth effectively;
•	the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue;
•	the decline or slower than expected development of the market for enterprise cloud computing;
•	failure of our efforts to increase use of our Cloud solutions and our other applications may not succeed;
•	our failure to provide enhancements and new features and modifications to our solutions;
•	failure to comply with the Federal Trade Commission’s ongoing consent order regarding data protection;
•	system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information;
•	our failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards;
•	changes in regulations governing financial services, privacy concerns, and laws or other domestic or foreign data protection regulations;
•	the risk of loss caused by customer failure to repay distribution of earned net wages and associated tax amounts made on behalf of our customers for our Dayforce Wallet or other services;
•	our inability to successfully expand our current offerings into new markets or further penetrate existing markets;
•	our inability to meet the more complex configuration and integration demands of our large customers;
•	reductions in our customers’ employment levels or other overall declines in the financial viability of our current and prospective customers;
•	the risk of our customers declining to renew their agreements with us or renewing at lower performance fee levels;
•	our failure to manage our technical operations infrastructure;
•	our inability to maintain necessary third party relationships, and third party software licenses, and identify errors in the software we license;
•	our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how;
•	our failure to keep pace with rapid technological changes and evolving industry standards;
•	general economic, political and market forces beyond our control;
•	changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself; or
•	other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
(Dollars in millions, except share data)	(Unaudited)
ASSETS
Current assets:
Cash and equivalents	$554.6	$281.3
Trade and other receivables, net	91.4	80.4
Prepaid expenses and other current assets	78.7	57.9
Total current assets before customer trust funds	724.7	419.6
Customer trust funds	2,646.6	3,204.1
Total current assets	3,371.3	3,623.7
Right of use lease asset	37.5	32.0
Property, plant, and equipment, net	132.2	128.3
Goodwill	2,011.3	1,973.5
Other intangible assets, net	197.3	177.9
Other assets	168.4	150.3
Total assets	$5,918.0	$6,085.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7.7	$10.8
Current portion of long-term lease liabilities	10.3	8.8
Accounts payable	26.6	43.2
Deferred revenue	26.1	25.5
Employee compensation and benefits	75.8	75.9
Other accrued expenses	13.7	13.9
Total current liabilities before customer trust funds obligations	160.2	178.1
Customer trust funds obligations	2,581.2	3,193.6
Total current liabilities	2,741.4	3,371.7
Long-term debt, less current portion	957.2	666.3
Employee benefit plans	108.2	117.2
Long-term lease liabilities, less current portion	34.1	30.1
Other liabilities	40.8	18.1
Total liabilities	3,881.7	4,203.4
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 147,647,117 and 144,386,618 shares issued and outstanding, respectively	1.5	1.4
Additional paid in capital	2,565.5	2,449.1
Accumulated deficit	(216.5)	(229.8)
Accumulated other comprehensive loss	(314.2)	(338.4)
Total stockholders’ equity	2,036.3	1,882.3
Total liabilities and equity	$5,918.0	$6,085.7

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in millions, except share and per share data, Unaudited)
Revenue:
Recurring services	$168.1	$167.4	$508.7	$503.7
Professional services and other	36.3	34.9	111.0	98.6
Total revenue	204.4	202.3	619.7	602.3
Cost of revenue:
Recurring services	54.3	49.4	155.8	149.0
Professional services and other	40.2	37.6	120.7	107.1
Product development and management	22.9	17.5	57.5	49.1
Depreciation and amortization	10.3	9.0	29.9	26.7
Total cost of revenue	127.7	113.5	363.9	331.9
Gross profit	76.7	88.8	255.8	270.4
Selling, general, and administrative	77.3	82.3	226.1	217.8
Operating (loss) profit	(0.6)	6.5	29.7	52.6
Interest expense, net	5.9	7.8	19.4	25.2
Other (income) expense, net	(0.2)	1.6	2.7	4.7
(Loss) income before income taxes	(6.3)	(2.9)	7.6	22.7
Income tax benefit	(5.5)	(65.6)	(5.7)	(57.5)
Net (loss) income	$(0.8)	$62.7	$13.3	$80.2
Net (loss) income per share:
Basic	$(0.01)	$0.44	$0.09	$0.57
Diluted	$(0.01)	$0.42	$0.09	$0.54
Weighted-average shares outstanding:
Basic	147,141,403	142,780,819	145,798,169	141,369,339
Diluted	147,141,403	149,153,227	152,105,719	148,279,943

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2020	2019
	(Dollars in millions, Unaudited)
Net income	$13.3	$80.2
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	—	(75.9)
Depreciation and amortization	36.9	43.9
Amortization of debt issuance costs and debt discount	0.9	0.8
Net periodic pension and postretirement cost	2.5	3.9
Non-cash share-based compensation	46.3	26.0
Other	0.6	1.8
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(2.5)	(10.6)
Prepaid expenses and other current assets	(8.0)	(10.1)
Accounts payable and other accrued expenses	(12.0)	(2.5)
Deferred revenue	0.6	2.6
Employee compensation and benefits	(2.8)	(18.5)
Accrued interest	0.3	—
Accrued taxes	(8.7)	(10.4)
Other assets and liabilities	(20.1)	(6.6)
Net cash provided by operating activities	47.3	24.6
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(25.3)	(335.1)
Proceeds from sale and maturity of customer trust funds marketable securities	304.1	278.1
Expenditures for property, plant, and equipment	(13.6)	(10.8)
Expenditures for software and technology	(30.6)	(27.6)
Acquisition costs, net of cash and restricted cash acquired	(58.3)	(29.4)
Net cash provided by (used in) investing activities	176.3	(124.8)
Cash Flows from Financing Activities
Decrease in customer trust funds obligations, net	(601.4)	(54.5)
Proceeds from issuance of common stock under share-based compensation plans	70.2	76.7
Repayment of long-term debt obligations	(7.9)	(5.1)
Proceeds from revolving credit facility	295.0	—
Net cash (used in) provided by financing activities	(244.1)	17.1
Effect of exchange rate changes on cash, restricted cash, and equivalents	(7.9)	7.2
Net decrease in cash, restricted cash, and equivalents	(28.4)	(75.9)
Cash, restricted cash, and equivalents at beginning of period	1,658.6	1,106.3
Cash, restricted cash, and equivalents at end of period	$1,630.2	$1,030.4
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$554.6	$270.9
Restricted cash and equivalents included in customer trust funds	1,075.6	759.5
Total cash, restricted cash, and equivalents	$1,630.2	$1,030.4

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2020	2019	2020 vs. 2019		2020 vs. 2019
	(Dollars in millions)
Revenue:
Dayforce recurring services, excluding float	$115.1	$97.6	17.9%	(—)%	17.9%
Dayforce float	7.6	11.8	(35.6)%	(—)%	(35.6)%
Total Dayforce recurring services	122.7	109.4	12.2%	(—)%	12.2%
Powerpay recurring services, excluding float	16.7	18.6	(10.2)%	(0.5)%	(9.7)%
Powerpay float	1.9	3.0	(36.7)%	(—)%	(36.7)%
Total Powerpay recurring services	18.6	21.6	(13.9)%	(0.5)%	(13.4)%
Total Cloud recurring services	141.3	131.0	7.9%	(—)%	7.9%
Dayforce professional services and other	35.1	34.3	2.3%	(—)%	2.3%
Powerpay professional services and other	0.3	0.2	50.0%	(—)%	50.0%
Total Cloud professional services and other	35.4	34.5	2.6%	(—)%	2.6%
Total Cloud revenue	176.7	165.5	6.8%	(—)%	6.8%
Bureau recurring services, excluding float	25.7	32.9	(21.9)%	(—)%	(21.9)%
Bureau float	1.1	3.5	(68.6)%	(—)%	(68.6)%
Total Bureau recurring services	26.8	36.4	(26.4)%	(—)%	(26.4)%
Bureau professional services and other	0.9	0.4	125.0%	(—)%	125.0%
Total Bureau revenue	27.7	36.8	(24.7)%	(—)%	(24.7)%
Total revenue	$204.4	$202.3	1.0%	(0.1)%	1.1%

Dayforce	$157.8	$143.7	9.8%	(—)%	9.8%
Powerpay	18.9	21.8	(13.3)%	(0.5)%	(12.8)%
Total Cloud revenue	$176.7	$165.5	6.8%	(—)%	6.8%

Dayforce, excluding float	$150.2	$131.9	13.9%	(—)%	13.9%
Powerpay, excluding float	17.0	18.8	(9.6)%	(0.6)%	(9.0)%
Cloud revenue, excluding float	167.2	150.7	10.9%	(0.1)%	11.0%
Cloud float	9.5	14.8	(35.8)%	(—)%	(35.8)%
Total Cloud revenue	$176.7	$165.5	6.8%	(—)%	6.8%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Nine Months Ended September 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2020	2019	2020 vs. 2019		2020 vs. 2019
	(Dollars in millions)
Revenue:
Dayforce recurring services, excluding float	$339.3	$274.6	23.6%	(0.3)%	23.9%
Dayforce float	30.0	40.1	(25.2)%	(0.3)%	(24.9)%
Total Dayforce recurring services	369.3	314.7	17.3%	(0.4)%	17.7%
Powerpay recurring services, excluding float	50.1	54.9	(8.7)%	(0.9)%	(7.8)%
Powerpay float	6.5	9.1	(28.6)%	(1.1)%	(27.5)%
Total Powerpay recurring services	56.6	64.0	(11.6)%	(1.0)%	(10.6)%
Total Cloud recurring services	425.9	378.7	12.5%	(0.4)%	12.9%
Dayforce professional services and other	108.8	96.3	13.0%	(0.4)%	13.4%
Powerpay professional services and other	0.8	0.8	(—)%	(—)%	(—)%
Total Cloud professional services and other	109.6	97.1	12.9%	(0.4)%	13.3%
Total Cloud revenue	535.5	475.8	12.5%	(0.5)%	13.0%
Bureau recurring services, excluding float	77.6	111.3	(30.3)%	(0.3)%	(30.0)%
Bureau float	5.2	13.7	(62.0)%	(0.7)%	(61.3)%
Total Bureau recurring services	82.8	125.0	(33.8)%	(0.4)%	(33.4)%
Bureau professional services and other	1.4	1.5	(6.7)%	(—)%	(6.7)%
Total Bureau revenue	84.2	126.5	(33.4)%	(0.3)%	(33.1)%
Total revenue	$619.7	$602.3	2.9%	(0.4)%	3.3%

Dayforce	$478.1	$411.0	16.3%	(0.4)%	16.7%
Powerpay	57.4	64.8	(11.4)%	(0.9)%	(10.5)%
Total Cloud revenue	$535.5	$475.8	12.5%	(0.5)%	13.0%

Dayforce, excluding float	$448.1	$370.9	20.8%	(0.4)%	21.2%
Powerpay, excluding float	50.9	55.7	(8.6)%	(0.9)%	(7.7)%
Cloud revenue, excluding float	499.0	426.6	17.0%	(0.4)%	17.4%
Cloud float	36.5	49.2	(25.8)%	(0.4)%	(25.4)%
Total Cloud revenue	$535.5	$475.8	12.5%	(0.5)%	13.0%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of our reported results to our non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income for all periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Dollars in millions)
Net (loss) income	$(0.8)	$62.7	$13.3	$80.2
Interest expense, net	5.9	7.8	19.4	25.2
Income tax benefit	(5.5)	(65.6)	(5.7)	(57.5)
Depreciation and amortization	13.0	14.9	36.9	43.9
EBITDA (a)	12.6	19.8	63.9	91.8
Intercompany foreign exchange (gain) loss	(1.2)	0.3	0.1	0.8
Share-based compensation (b)	19.3	11.4	48.5	27.0
Severance charges (c)	2.2	0.8	6.9	4.4
Restructuring consulting fees (d)	0.3	1.5	6.9	3.6
Other non-recurring charges (e)	—	12.6	(0.4)	12.6
Adjusted EBITDA	$33.2	$46.4	$125.9	$140.2
Adjusted EBITDA margin	16.2%	22.9%	20.3%	23.3%

(a)	We define EBITDA as net income or loss before interest, taxes, and depreciation and amortization.
(b)	Represents share-based compensation expense and related employer taxes.
(c)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(e)	Represents (recovery) loss on unrecovered duplicate payments associated with an isolated service incident.

	Three Months Ended September 30, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$54.3	$1.8	$0.8	$—	$—	$51.7
Professional services and other	40.2	1.0	—	—	—	39.2
Product development and management	22.9	2.9	0.8	—	—	19.2
Depreciation and amortization	10.3	—	—	—	—	10.3
Total cost of revenue	127.7	5.7	1.6	—	—	120.4
Sales and marketing	39.5	2.0	0.4	—	—	37.1
General and administrative	37.8	11.6	0.2	0.3	—	25.7
Operating (loss) profit	(0.6)	19.3	2.2	0.3	—	21.2
Other expense, net	(0.2)	—	—	(1.2)	—	1.0
Depreciation and amortization	13.0	—	—	—	—	13.0
EBITDA	$12.6	$19.3	$2.2	$(0.9)	$—	$33.2
Net (loss) income	$(0.8)	$19.3	$2.2	$(0.9)	$(2.1)	$17.7
Net (loss) income per share- basic (c)	$(0.01)	$0.13	$0.01	$—	$(0.01)	$0.12
Net (loss) income per share- diluted (c)	$(0.01)	$0.13	$0.01	$—	$(0.01)	$0.12

(a)	Other includes intercompany foreign exchange gain and restructuring consulting fees.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 147,141,403 weighted-average shares of common stock.

	Three Months Ended September 30, 2019
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$49.4	$0.9	$0.3	$—	$—	$48.2
Professional services and other	37.6	0.5	—	—	—	37.1
Product development and management	17.5	1.0	—	—	—	16.5
Depreciation and amortization	9.0	—	—	—	—	9.0
Total cost of revenue	113.5	2.4	0.3	—	—	110.8
Sales and marketing	35.5	1.3	0.5	—	—	33.7
General and administrative	46.8	7.7	—	14.1	—	25.0
Operating profit	6.5	11.4	0.8	14.1	—	32.8
Other expense, net	1.6	—	—	0.3	—	1.3
Depreciation and amortization	14.9	—	—	—	—	14.9
EBITDA	$19.8	$11.4	$0.8	$14.4	$—	$46.4
Net income	$62.7	$11.4	$0.8	$(51.4)	$(6.5)	$17.0
Net income per share- basic (c)	$0.44	$0.08	$0.01	$(0.37)	$(0.04)	$0.12
Net income per share- diluted (c)	$0.42	$0.08	$0.01	$(0.36)	$(0.04)	$0.11

(a)

Other includes intercompany foreign exchange loss, restructuring consulting fees, loss on unrecovered duplicate payments, and a tax benefit of $65.8 million related to the release of our valuation allowance.

(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 142,780,819 and 149,153,227 weighted-average shares of common stock, respectively.

	Nine Months Ended September 30, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$155.8	$4.5	$1.6	$—	$—	$149.7
Professional services and other	120.7	2.5	0.9	—	—	117.3
Product development and management	57.5	5.2	1.2	—	—	51.1
Depreciation and amortization	29.9	—	—	—	—	29.9
Total cost of revenue	363.9	12.2	3.7	—	—	348.0
Sales and marketing	116.2	6.0	1.4	—	—	108.8
General and administrative	109.9	30.3	1.8	6.5	—	71.3
Operating profit	29.7	48.5	6.9	6.5	—	91.6
Other expense, net	2.7	—	—	0.1	—	2.6
Depreciation and amortization	36.9	—	—	—	—	36.9
EBITDA	$63.9	$48.5	$6.9	$6.6	$—	$125.9
Net income	$13.3	$48.5	$6.9	$6.6	$(16.2)	$59.1
Net income per share- basic (c)	$0.09	$0.33	$0.05	$0.05	$(0.11)	$0.41
Net income per share- diluted (c)	$0.09	$0.32	$0.05	$0.04	$(0.11)	$0.39

(a)	Other includes intercompany foreign exchange loss, restructuring consulting fees, and other non-recurring charges.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 145,798,169 and 152,105,719 weighted-average shares of common stock, respectively.

	Nine Months Ended September 30, 2019
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$149.0	$2.1	$1.1	$—	$—	$145.8
Professional services and other	107.1	1.2	0.4	—	—	105.5
Product development and management	49.1	2.2	0.1	—	—	46.8
Depreciation and amortization	26.7	—	—	—	—	26.7
Total cost of revenue	331.9	5.5	1.6	—	—	324.8
Sales and marketing	105.6	3.6	1.9	—	—	100.1
General and administrative	112.2	17.9	0.9	16.2	—	77.2
Operating profit	52.6	27.0	4.4	16.2	—	100.2
Other expense, net	4.7	—	—	0.8	—	3.9
Depreciation and amortization	43.9	—	—	—	—	43.9
EBITDA	$91.8	$27.0	$4.4	$17.0	$—	$140.2
Net income	$80.2	$27.0	$4.4	$(48.8)	$(7.1)	$55.7
Net income per share- basic (c)	$0.57	$0.19	$0.03	$(0.35)	$(0.05)	$0.39
Net income per share- diluted (c)	$0.54	$0.19	$0.03	$(0.33)	$(0.05)	$0.38

(a)

Other includes intercompany foreign exchange loss, restructuring consulting fees, loss on unrecovered duplicate payments, and a tax benefit of $65.8 million related to the release of our valuation allowance.

(b)

Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter. Prior to June 30, 2019, we did not apply an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 141,369,339 and 148,279,943 weighted-average shares of common stock, respectively.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com